Exhibit 1

JOINT FILING AGREEMENT

January 25, 2016

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the foregoing Schedule 13G dated January 25, 2016 (the “Schedule”), relating to the common shares of Overstock.com, Inc. (“Common Shares”), is being filed with the Securities and Exchange Commission on behalf of each of them.

The undersigned hereby further agree to prepare jointly and to file timely (or otherwise to deliver, as appropriate) all amendments to the Schedule (“13G filings”) with respect to their respective ownership of Common Shares, and each of them mutually covenants to the others that they will fully cooperate with each other in the preparation and timely filing of all such 13G filings.

This Joint Filing Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first written above.

Dorothy M. Byrne 2014 GRAT No. 3

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Co-trustee

By:	/s/ Daniel Mosley
Name: Daniel Mosley
Title: Co-trustee

DMB Article III Trust 1 u/a/d May 9, 2012

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Co-trustee

By:	/s/ Daniel Mosley
Name: Daniel Mosley
Title: Co-trustee

DMB Article III Trust 2 u/a/d May 9, 2012

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Co-trustee

By:	/s/ Daniel Mosley
Name: Daniel Mosley
Title: Co-trustee

DMB Article III Trust 3 u/a/d May 9, 2012

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Co-trustee

By:	/s/ Daniel Mosley
Name: Daniel Mosley
Title: Co-trustee

The Dorothy M. Byrne Revocable Trust

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Co-trustee

By:	/s/ Daniel Mosley
Name: Daniel Mosley
Title: Co-trustee

Haverford Florida, LLC

By:	/s/ Robert Snyder
Name: Robert Snyder
Title: Managing Member

/s/ Robert Snyder
Robert Snyder

/s/ Daniel Mosley
Daniel Mosley